Certificate of Registration of a Company

This is to certify that

SEE TRADING CO. PTY LTD

Australian Company Number 115 411 704

is a registered company under the Corporations Act 2001 and is taken to be registered in New South Wales.

The company **is limited by shares.**

The company is a **proprietary** company.

The day of commencement of registration is **the twenty-second day of July 2005.**

Issued by the
Australian Securities and Investments Commission
on this twenty-second day of July, 2005.

Jeffrey Lucy
Chairman

CERTIFICATE

TABLE OF CONTENTS

Corporations Act

A Company Limited by Shares

CONSTITUTION

OF

See Trading Co. Pty Ltd

INTERPRETATION

1. (1) In this Constitution:

"Directors" means in the case of there being a single director, that director, and in the case of there being 2 or more directors, those directors.

"Employer representative" has the meaning attributed to it in the SIS Act.

"Employer-sponsored fund" has the meaning attributed to it in the SIS Act.

"Law" means the Corporations Act 2001 (C'th);

"Member representative" has the meaning attributed to it in the SIS Act.

"Members" means in the case of there being a single member, that member, and in the case of there being 2 or more members, those members.

"Public offer superannuation fund" has the meaning attributed to it in the SIS Act.

"Related Body Corporate" has the meaning given to it by Section 50 of the Law.

"Representative" means a person appointed as a representative of a body corporate pursuant to Section 250D of the Law;

"Seal" means the common seal of the Company (if any);

"Secretary" means any person appointed to perform the duties of a secretary of the Company.

"SIS Act" means the Superannuation Industry (Supervision) Act (C'th) as amended from time to time or any regulations prescribed thereunder or any replacement or additional legislation in respect of the appointment of directors of trustees of superannuation funds.

(2) Except so far as the contrary intention appears in this Constitution, an expression has, in a provision of this Constitution that deals with a matter dealt with by a particular provision of the Law, the same meaning as in that provision of the Law.

PRELIMINARY

2. Subject to the Law, the Company has the legal capacity and powers of an individual, and also all the powers of a body corporate, including the power to:

(1) issue and cancel shares in the Company, including bonus shares, preference shares and partly paid shares;
(2) issue debentures of the Company;
(3) grant options over unissued shares in the Company;
(4) distribute any of the property of the Company among the Members, in kind or otherwise;
(5) give security by charging uncalled capital;
(6) grant a floating charge over the property of the Company;
(7) arrange for the Company to be registered or recognised as a body corporate in any place outside its jurisdiction of registration; and
(8) do anything that it is authorised to do by any other law (including the law of a foreign country).

3. Each of the provisions of the sections or sub-sections of the Law which would but for this Clause apply to the Company as a replaceable rule within the meaning of the Law are displaced and do not apply to the Company.

4. The Company is a proprietary company.

5. (1) The number of Members for the time being of the Company (exclusive of any person who is an employee of the Company or of any subsidiary of the Company and any shareholder who was an employee of the Company or of any subsidiary of the Company, when that person became a shareholder) is not to exceed fifty, but where two or more persons hold one or more shares in the company jointly, they shall for the purposes of this Clause be treated as a single Member.

(2) The Company must not engage in any activity that would require the lodgment with the Australian Securities and Investment Commission of a prospectus under Chapter 6D of the Law (except for an offer of shares to existing shareholders of the Company or employees of the Company or a subsidiary of the Company);

Classes of Shares

6. The Subscriber shares (if any) shall be redeemable preference shares and the rights, privileges and conditions attaching to Subscriber shares are as follows:
   (a) They shall only be issued upon registration of the Company and shall only be issued to persons specified in the application for the Company's registration under the Law as persons who consent to become Members of the Company.
   (b) Subject to the provisions of Section 254J of the Law, the next issue of shares of any class or classes after the issue of the Subscriber shares and payment up in full thereof shall be deemed to have been issued for the purposes of redeeming the Subscriber shares provided that the proceeds of shares so issued is at least equal to the consideration paid for the Subscriber shares on issue. Upon the issue of such shares, each of the Subscriber shares shall ipso facto be redeemed for the consideration paid for it, and the issued capital of the Company shall then stand at an amount equal to the shares which comprised the next issue of shares.
   (c) They shall carry no right to participate in any distribution of surplus assets or profits;
   (d) They shall rank as to repayment of capital on winding-up of the Company before any other class of shares then on issue;
   (e) They shall carry no right to dividends.
   (f) They shall carry the right at meetings of the Company's Members to exercise one vote for each Subscriber share held.
   (g) Upon the redemption of the Subscriber shares in the manner provided in this Constitution, the Company shall cease to be authorised to issue shares of this class.

7. The rights, privileges and conditions attaching to Ordinary, "A" and "B" shares are as follows:
   (1) They shall confer to the holders thereof the right to receive notice of and to attend any meeting of the Company's Members and to exercise one vote for every share held.
   (2) They shall confer to the holders thereof the right to participate in any dividends declared and payable by the Company on the class of share held.
   (3) Upon a winding up of the Company they shall confer to the holders thereof the right to repayment of capital paid upon such shares and to participate in any distribution of surplus assets or profits of the Company.

8. The rights, privileges and conditions attaching to "C" shares are as follows:
   (1) They shall not confer on the holders thereof any right to dividends or any right to vote at any meeting of the Company's Members but the holders thereof shall be entitled to notice of and to attend any meeting of the Company's Members.
   (2) In all other respects the "C" shares shall have the same rights and privileges and shall rank equally with the Ordinary shares.

9. The rights, privileges and conditions attaching to "D" shares are as follows:
   (1) They shall not confer on the holders thereof any right to dividends or any right on a winding up of the Company to participate in any distribution of surplus assets or profits of the Company. In all other respects the "D" shares shall have the same rights and privileges and shall rank equally with the Ordinary shares.

10. The rights, privileges and conditions attaching to "E" and "F" shares are as follows:
   (1) They shall not confer on the holders thereof any right to vote at any meeting of the Company's Members but the holders thereof shall be entitled to notice of and to attend any meeting of the Company's Members.
   (2) They shall not confer on the holders thereof any right on a winding up of the Company to participate in any distribution of surplus assets or profits of the company.
   (3) In all other respects the "E" and "F" shares shall have the same rights and privileges and shall rank equally with the Ordinary shares.

11. The rights, privileges and conditions attaching to "G" shares are as follows:
   (1) They shall not confer on the holders thereof any right to vote at any meeting of the Company's Members but the holders thereof shall be entitled to notice of and to attend any meeting of the Company's Members.
   (2) In all other respects the "G" shares shall have the same rights and privileges and shall rank equally with the Ordinary shares.

12. The rights, privileges and conditions attaching to the "H" redeemable preference shares are as follows:
   (1) They shall entitle the holders thereof to receive notice of and to attend any meeting of the Company's Members but shall not confer any right to vote at such meetings except in one or more of the following circumstances:
      (a) on a proposal to reduce the share capital of the Company;
      (b) on a proposal that affects rights attached to the "H" redeemable preference shares;
      (c) on a proposal for the disposal of the whole property, business and undertaking of the Company;
      (d) during the winding up of the Company.
   (2) They shall confer to the holders thereof the right to receive from the profits of the Company a non-cumulative preferential dividend at the rate of 5% per annum on the capital for the time being paid up thereon in priority to the payment of any dividend on any other share in the Company.
   (3) Upon a reduction of capital or winding up of the Company they shall as regards return of paid up capital rank in priority to all other shares in the Company, but they shall not confer any right to participate in any distribution of surplus assets or profits of the Company.
   (4) Subject to Sections 254J and 254K of the Law they shall, at the option of the Company, be liable to be redeemed at the consideration paid for the "H" redeemable preference share on or before 30 June 2050, by giving written notice to the holders at their respective registered addresses and each such notice shall be accompanied by the Company's cheque for the amount payable to the holder to whom such notice is sent. The redemption shall take place on the seventh day after the date of posting such notice, and any "H" redeemable preference shares not so redeemed on 30 June 2050 shall not thereafter be capable of being redeemed.

13. The rights, privileges and conditions attaching to the "I" redeemable preference shares are as follows:
   (1) They shall entitle the holders thereof to receive notice of and to attend any meeting of the Company's Members but shall not confer any right to vote at such meetings except in one or more of the following circumstances:

(a) on a proposal to reduce the share capital of the Company;
(b) on a proposal that affects rights attached to the "I" redeemable preference shares;
(c) on a proposal for the disposal of the whole property, business and undertaking of the Company;
(d) during the winding up of the Company.

(2) They shall confer to the holders thereof the right to participate in any dividend declared and payable by the Company on the class of share held.

(3) Upon a reduction of capital or a winding up of the Company they shall as regards return of paid up capital rank after any issued "H" redeemable preference shares but in priority to all other shares in the Company, but they shall not confer any right to participate in any distribution of surplus assets or profits of the Company.

(4) Subject to Sections 254J and 254K of the Law they shall, at the option of the Company, be liable to be redeemed at the consideration paid for the "I" redeemable preference share on or before 1 May 2060, by giving written notice to the holders at their respective registered addresses and each such notice shall be accompanied by the Company's cheque for the amount payable to the holder to whom such notice is sent. The redemption shall take place on the seventh day after the date of posting such notice, and any "I" redeemable preference shares not so redeemed on 1 May 2060 shall not thereafter be capable of being redeemed.

14. The rights, privileges and conditions attaching to "J" shares are as follows:

(1) They shall not confer on the holders thereof any right to vote at any meeting of the Company's Members but shall be entitled to notice of and to attend any meeting of the Company's Members.

(2) They shall not confer on the holders thereof any rights on a winding up of the Company to participate in any distribution of surplus assets or profits of the Company.

(3) In the event of the death, bankruptcy, mental incapacity or serious or prolonged ill health of a sole Director who is also the only Member entitled to vote at a meeting of the Company's Members which results in that person being unable to carry out the duties of a Director, the holders of "J" shares will have the right to appoint a new Director by the passing of an ordinary resolution of the holders of "J" shares.

(4) In all other respects the "J" shares shall have the same rights and privileges and shall rank equally with the Ordinary shares.

Issue of Shares and Variation of Rights

15. Without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares but subject to the Law, shares in the Company may be issued by the Directors and any such share may be issued with such preferred, deferred or other special rights or such restrictions, whether with regard to dividend, voting, return of capital or otherwise, as the Directors, subject to any resolution, determine.

16. Subject to the Law, the Company may issue preference shares which are, or at the option of the Company are, liable to be redeemed and such power may be exercised by the Directors.

17. (1) If at any time the share capital is divided into different classes of shares, the rights attached to any class unless otherwise provided by the terms of issue of the shares of that class may be varied or cancelled with the consent in writing of the holders of the issued shares who are entitled to at least 75% of the votes that may be cast in respect of shares of that class, or by a special resolution passed at a separate meeting of the holders of the shares of that class.

(2) The provisions of this Constitution relating to meetings of the Company's Members apply so far as they are capable of application to every such separate meeting of the Member(s) of a class of shares except that:

(a) where there is more than one member of a class, a quorum is constituted by two persons, each being a Member or a proxy or Representative of a Member, who between them hold or represent one-third of the issued shares of the class; or
(b) where there is one member of a class, a quorum is constituted by that Member or a proxy or Representative of that Member; and
(c) any holder of shares of the class, present in person or by proxy or by Representative, may demand a poll.

(3) The rights attached to an existing class of preference shares shall be taken to be varied by the issue of new preference shares that rank equally with those existing preference shares unless the new issue is authorised by:

(a) the terms of issue of the existing preference shares; or
(b) the Company's constitution (if any) as in force when the existing preference shares were issued.

18. (1) The Company may pay brokerage or commission to a person in respect of that person or another person agreeing to take up shares in the Company.

(2) Payments by way of brokerage or commission may be satisfied by the payment of cash by the allotment of fully or partly paid shares or partly by the payment of cash and partly by the allotment of fully or partly paid shares.

19. (1) Except as required by law, the Company shall not recognise a person holding a share upon any trust.

(2) Except as otherwise provided by this Constitution or by law, the Company is not bound by or compelled in any way to recognise (whether or not it has notice of the interest or rights concerned) any equitable, contingent, future or partial interest in any share or unit of a share or any other right in respect of a share except an absolute right of ownership in the registered holder.

20. (1) A person whose name is entered as a Member in the register of Members is entitled without payment to receive a certificate in respect of the share issued in accordance with the Law under the Seal or in such other manner permitted under the Law as the Directors determine but, in respect of a share or shares held jointly by several persons, the Company is not bound to issue more than one certificate.

(2) Delivery of a certificate for a share to one of several joint holders is sufficient delivery to all such holders.

Lien

21. (1) The Company has a first and paramount lien on every share (not being a fully paid share) for all money (whether presently payable or not) called or payable at a fixed time in respect of that share.

(2) The Company has a first and paramount lien on all shares (other than fully paid shares) registered in the name of a sole holder for all money presently payable by him or his estate to the Company.

(3) The Directors may at any time exempt a share wholly or in part from the provisions of this Clause.

(4) The company's lien (if any) on a share extends to all dividends payable in respect of the share.

22. (1) Subject to Clause 22.(2), the Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien.

(2) A share on which the Company has a lien shall not be sold unless:

(a) a sum in respect of which the lien exists is presently payable; and

(b) the Company has, not less than 14 days before the date of the sale, given to the registered holder for the time being of the share or the person entitled to the share by reason of the death or bankruptcy of the registered holder a notice in writing setting out, and demanding payment of, such part of the amount in respect of which the lien exists as is presently payable.

23. (1) For the purpose of giving effect to a sale mentioned in Clause 22, the Directors may authorise a person to transfer the shares sold to the purchaser of the shares.

(2) The Company shall register the purchaser as the holder of the shares comprised in any such transfer and he is not bound to see to the application of the purchase money.

(3) The title of the purchaser to the shares is not affected by any irregularity or invalidity in connection with the sale.

24. The proceeds of a sale mentioned in Clause 22 shall be applied by the Company in payment first of the expenses of the sale, then of such part of the amount in respect of which the lien exists as is presently payable, and the residue (if any) shall (subject to any like lien for sums not presently payable, that existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

Calls on Shares

25. (1) The Directors may make calls upon the Members in respect of any money unpaid on the shares of the Members and not by the terms of issue of those shares made payable at fixed times.

(2) Each Member shall, upon receiving at least 14 days' notice specifying the time or times and place of payment, pay to the Company at the time or times and place so specified the amount called on his shares.

(3) The Directors may revoke or postpone a call.

26. A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be required to be paid by instalments.

27. The joint holders of a share are jointly and severally liable to pay all calls in respect of the share.

28. If a sum called in respect of a share is not paid before or on the day appointed for payment of the sum, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment of the sum to the time of actual payment at such rate as the Directors determine, but the Directors may waive payment of that interest wholly or in part.

29. Any sum that, by the terms of issue of a share, becomes payable on allotment or at a fixed date shall for the purposes of this Constitution be deemed to be a call duly made and payable on the date on which by the terms of issue the sum becomes payable, and, in case of non-payment, all the relevant provisions of this Constitution as to payment of interest and expenses, forfeiture or otherwise apply as if the sum had become payable by virtue of a call duly made and notified.

30. The Directors may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment.

31. (1) The Directors may accept from a Member the whole or a part of the amount unpaid on a share although no part of that amount has been called up.

(2) The Directors may authorise payment by the Company of interest upon the whole or any part of an amount so accepted, until the amount becomes payable, at such rate, not exceeding the prescribed rate, as is agreed upon between the Directors and the Member paying the sum.

(3) for the purpose of Clause 31.(2), the prescribed rate of interest is:

(a) if the Company has, by resolution, fixed a rate - the rate so fixed; and

(b) in any other case - 8% per annum.

Transfer of Shares

32. (1) Subject to this Constitution, a Member may transfer all or any of his shares by instrument in writing in any usual or common form or in any other form that the Directors approve.

(2) An instrument of transfer referred to in Clause 32.(1) shall be executed by or on behalf of both the transferor and the transferee.

(3) A transferor of shares remains the holder of the shares transferred until the transfer is registered and the name of the transferee is entered in the register of Members in respect of the shares.

33. The instrument of transfer must be left for registration at the registered office of the Company, accompanied by the certificate of the shares to which it relates and such other information as the Directors properly require to show the right of the transferor to make the transfer, and thereupon the Company shall, subject to the powers vested in the Directors by this Constitution, register the transferee as a Member.

34. (1) The Directors in their absolute and uncontrolled discretion may refuse to register any transfer of shares without assigning any reason therefor.

(2) No transfer of shares shall be registered if upon its registration the number of Members of the Company would exceed the maximum number prescribed by Clause 5.(1).

35. The registration of transfers may be suspended at such times and for such periods as the Directors from time to time determine not exceeding in the whole 30 days in any one calendar year.

Transmission of Shares

36. In the case of the death of a Member, the survivor where the deceased was a joint holder, and the legal personal representative of the deceased where he was a sole holder, shall be the only persons recognised by the Company as having any title to his interest in the shares, but this Clause does not release the estate of a deceased joint holder from any liability in respect of a share that had been jointly held by him with other persons.

37. (1) Subject to the Bankruptcy Act 1966, a person becoming entitled to a share in consequence of the death or bankruptcy of a Member may, upon such information being produced as is properly required by the Directors, elect either to be registered himself as a holder of the share or to have some other person nominated by him registered as the transferee of the share.
(2) If the person becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by himself stating that he so elects.
(3) If he elects to have another person registered, he shall execute a transfer of the share to that other person.
(4) All the limitations, restrictions and provisions of this Constitution relating to the right to transfer, and the registration of transfer of, shares are applicable to any such notice or transfer as if the death or bankruptcy of the Member had not occurred and the notice or transfer were a transfer signed by that Member.

38. (1) Where the registered holder of a share dies or becomes bankrupt, his personal representative or the trustee of his estate, as the case may be, is, upon the production of such information as is properly required by the Directors, entitled to the same dividends and other advantages, and to the same rights (whether in relation to meetings of the Company's Members, or to voting or otherwise), as the registered holder would have been entitled to if he had not died or become bankrupt.
(2) Where 2 or more persons are jointly entitled to any share in consequence of the death of the registered holder, they shall, for the purpose of this Constitution, be deemed to be joint holders of the share.

FORFEITURE OF SHARES

39. (1) If a Member fails to pay a call or instalment of a call on the day appointed for payment of the call or instalment, the Directors may, at any time thereafter during such time as any part of the call or instalment remains unpaid, serve a notice to him requiring payment of so much of the call or instalment as is unpaid, together with any interest that has accrued.
(2) The notice shall name a further day (not earlier than the expiration of 14 days from the date of service of the notice) on or before which payment required by the notice is to be made and shall state that, in the event of non-payment at or before the time appointed, the shares in respect of which the call was made will be liable to be forfeited.

40. (1) If the requirements of a notice served under Clause 39 are not complied with, any share in respect of which the notice has been given may at anytime thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect.
(2) Such a forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.

41. A forfeited share may be sold, reissued or otherwise disposed of on such terms and in such manner as the Directors think fit, and, at any time before a sale or disposition, the forfeiture may be cancelled on such terms as the Directors think fit.

42. A person whose shares have been forfeited ceases to be a Member in respect of the forfeited shares, but remains liable to pay to the Company all money that, at the date of forfeiture, was payable by him to the Company in respect of the shares (including interest at the rate of 8% per annum from the date of forfeiture on the money for the time being unpaid if the Directors think fit to enforce payment of the interest), but his liability ceases if and when the Company receives payment in full of all the money (including interest) so payable in respect of the shares.

43. A statement in writing declaring that the person making the statement is a director or a secretary of the Company, and that a share in the Company has been duly forfeited on a date stated in the statement, is prima facie evidence of the facts stated, in the statements as against all persons claiming to be entitled to the share.

44. (1) The Company may receive the consideration (if any) given for a forfeited share on any sale, reissue or disposition of the share and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of.
(2) Upon the execution of the transfer, the transferee shall be registered as the holder of the share and is not bound to see to the application of any money paid as consideration.
(3) The title of the transferee to the share is not affected by any irregularity or invalidity in connection with the forfeiture, sale, reissue or disposal of the share.

45. The provisions of this Constitution as to forfeiture apply in the case of non-payment of any sum that, by the terms of issue of a share, becomes payable at a fixed time, as if that sum had been payable by virtue of a call duly made and notified.

ALTERATION OF CAPITAL

46. The company may by ordinary resolution passed at a general meeting:
(1) convert all or any of its shares into larger or smaller numbers of shares; or
(2) cancel shares that have been forfeited under the terms on which the shares are on issue.

47. (1) Unless the Company by an ordinary resolution passed at a general meeting authorises the Directors to make an issue of shares of a particular class, the Directors must, before issuing shares of a particular class, offer them to existing holders of shares of that class.
(2) Subject to Clause 47.(5), the number of shares to be offered to each Member must be in proportion to the number of shares of that class that they already hold.
(3) The offer shall be made by notice specifying the number of shares offered and the period of time within which the offer, if not accepted, will be deemed to be declined.
(4) After the expiration of that time or on being notified by the person to whom the offer is made that he declines to accept the shares offered, the Directors may issue those shares in such a manner as they think most beneficial to the Company.
(5) Where, by reason of the proportion that shares proposed to be issued bear to shares already held, some of the first-mentioned shares cannot be offered in accordance with Clause 47.(2), the Directors may issue the shares that cannot be so offered in such manner as they think most beneficial to the Company.

48. Subject to the Law, the Company may:
(1) reduce its share capital in any manner;
(2) buy back its own shares.

General Meetings

49. Any Director may whenever he thinks fit convene a meeting of the Company's Members.

50. A general meeting shall be convened by the Directors on the request of the Members in accordance with section 249D of the Law.

51. A general meeting may be convened by the Members in accordance with sections 249E and 249F of the Law.

52. The Company may hold a meeting of its Members at 2 or more venues using any technology that gives the Members as a whole a reasonable opportunity to participate.

53. Subject to the provisions of the Law relating to agreements for shorter notice, at least 21 days notice must be given of a meeting of the Company's Members.

54. (1) Notice of every meeting of the Company's Members shall be given in the manner authorised by Clause 115 to
   (a) every Member and to every Director;
   (b) every person entitled to a share in consequence of the death or bankruptcy of a Member who, but for his death or bankruptcy, would be entitled to receive notice of the meeting; and
   (c) the auditor for the time being of the Company.
(2) No other person is entitled to receive notices of meetings of the Company's Members.

55. A notice of a meeting of the Company's Members shall;
(1) specify the place, the date and the time of meeting (and, if the meeting is to be held in 2 or more places, the technology that will be used to facilitate this;
(2) state the general nature of the business to be transacted at the meeting; and
(3) contain such other information as is required by section 249L of the Law.

Proceedings at General Meetings

56. (1) No business shall be transacted at any meeting of the Company's Members unless a quorum of Members is present at the time when the meeting proceeds to business.
(2) Two persons each being a Member or a proxy or a Representative of a Member shall be a quorum for a meeting of the Company's Members. If the Company has only one Member, that Member may pass a resolution by the Member recording it and signing the record.

57. If a quorum is not present within half an hour from the time appointed for the meeting:
(1) where the meeting was convened upon the request of Members - the meeting shall be dissolved; or
(2) in any other case:
   (a) the meeting stands adjourned to such day, and at such time and place, as the Directors determine or, if no determination is made by the Directors, to the same day in the next week at the same time and place; and
   (b) if at the adjourned meeting a quorum is not present within half an hour from the time appointed for such adjourned meeting, then the meeting shall be dissolved.

58. (1) The Directors may elect an individual to chair a meeting of the Company's Members.
(2) Where a meeting of the Company's Members is held and:
   (a) a chairman has not been elected as provided by Clause 58.(1); or
   (b) the chairman is not present within 15 minutes after the time appointed for the holding of the meeting or is unwilling to act for all or part of the meeting,

the Members present shall elect one of their number to be chairman of the meeting (or part of it).

59. (1) The chairman shall adjourn a meeting of the Company's Members from time to time and from place to place if the Members present with a majority of votes that may be cast at that meeting agree or direct the chairman to do so. No business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.
(2) When a meeting of the Company's Members is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.
(3) Except as provided by Clause 59.(2), it is not necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

60. (1) At any meeting of the Company's Members a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before a vote is taken or before or immediately after the declaration of the result of the show of hands) demanded:
   (a) by the chairman;
   (b) by at least 2 Members entitled to vote in the resolution; or
   (c) by a Member or Members with at least 5% of the votes that may be cast on the resolution on a poll.
(2) Unless a poll is so demanded, a declaration by the chairman that a resolution has on a show of hands been carried or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book containing the minutes of the proceedings of the Company, is conclusive evidence of the fact without proof of the number of proportion of the votes recorded in favour of or against the resolution.
(3) The demand for a poll may be withdrawn.

61. (1) If a poll is duly demanded, it shall be taken in such manner and (subject to Clause 61.(2)) at once after either an interval or adjournment or otherwise as the chairman directs, and the result of the poll shall be the resolution of the meeting at which the poll was demanded.
(2) A poll demanded on the election of a chairman or on a question of adjournment shall be taken immediately.

62. In the case of an equality of votes, whether on a show of hands or on a poll, the chairman of the meeting of the Company's Members at which the show of hands takes place or at which the poll is demanded, has a casting vote in addition to any vote he may have in his capacity as a Member.

63. Subject to any rights or restrictions for the time being attached to any class or classes of shares:
(1) at meetings of the Company's Members or classes of Members each Member entitled to vote may vote in person or by proxy or by a Representative or by attorney; and

(2) on a show of hands every person present who is a Member or a proxy or an attorney or a Representative of a Member has one vote, and on a poll every person present in person or by proxy or attorney or by a Representative has one vote for each share he holds.

64. If the share is held jointly and more than one Member votes in respect of that share, only the vote of the Member whose name appears first in the register of Members counts.

65. If a Member is of unsound mind or is a person whose person or estate is liable to be dealt with in any way under the law relating to mental health, his committee or trustee or such other person as properly has the management of his estate may exercise any rights of the Member in relation to a meeting of the Company's Members as if the committee, trustee or other person were the Member.

66. A Member is not entitled to vote at a meeting of the Company's Members unless all calls and other sums presently payable by him in respect of shares in the Company have been paid.

67. (1) An objection may be raised to the qualification of a voter only at the meeting or adjourned meeting at which the vote objected to is given or tendered.

(2) Any such objection shall be referred to the chairman of the meeting of the Company's Members, whose decision is final.

(3) A vote not disallowed pursuant to such an objection is valid for all purposes.

68. (1) A Member who is entitled to attend and vote at a meeting of the Company Members or at a meeting of any class of Members of the Company is entitled to appoint not more than 2 other persons (whether Members or not) as the Member's proxy or proxies or attorneys, as the case may be, to attend and vote instead of the Member at the meeting.

(2) A proxy or attorney may be appointed for all meetings or for any number of meetings or for a particular purpose. The appointment may specify the proportion or number of votes that the proxy may exercise.

(3) Where a Member appoints 2 proxies or attorneys, the appointment is of no effect unless each proxy or attorney, as the case may be, is appointed to represent a specified proportion or number of the Member's voting rights.

(4) Any instrument of proxy in which the name of the appointee is not filled in will be deemed to be given in favour of the chairperson.

69. (1) An instrument appointing a proxy shall be in writing under the hand of the appointor or his attorney duly authorised in writing or, if the appointor is a body corporate, either under seal or in accordance with the Law or under the hand of an officer or attorney duly authorised.

(2) An instrument appointing a proxy may specify the manner in which the proxy is to vote in respect of a particular resolution and, where an instrument of proxy so provides, the proxy is not entitled to vote in the resolution except as specified in the instrument.

(3) An instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.

(4) An instrument appointing a proxy shall be in the following form or in a form that is a similar to the following form as the circumstances allow:

[Name of company]

I/we, , of , being a member/members of the abovenamed company, hereby appoint of or, in his absence, of as my/our proxy to vote for me/us on my/our behalf at the general meeting of the company to be held on the day of 20 and at any adjournment of that meeting.

+This form is to be used in favour of/* against the resolution.
Signed this day of 20 .
*Strike out whichever is not desired.
+To be inserted if desired.

70. An instrument appointing a proxy shall not be treated as valid unless the instrument, and the power of attorney or other authority (if any) under which the instrument is signed or a notarially certified copy of that power or authority, is or are deposited, not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote, or, in the case of a poll, not less than 24 hours before the time appointed for the taking of the poll, at the registered office of the Company or at such other place in Australia as is specified for that purpose in the notice convening the meeting.

71. A vote given in accordance with the terms of an instrument of proxy or of a power of attorney is valid notwithstanding the previous death or unsoundness of mind of the principal, the revocation of the instrument (or of the authority under which the instrument was executed) or of the power, or the transfer of the share in respect of which the instrument or power is given, if no intimation in writing of the death, unsoundness of mind, revocation or transfer has been received by the Company at the registered office before the commencement of the meeting or adjourned meeting at which the instrument is used or the power is exercised.

72. (1) If all Members entitled to vote on a resolution have signed a document containing a statement that they are in favour of that resolution of the Members in terms set out in the document, a resolution in those terms shall be deemed to have been passed at a meeting of the Company's Members held on the day on which the document was signed and at a the time at which the document was last signed by a Member or, if the Members signed the document on different days, on the day on which, at the time at which, the document was last signed by a Member.

(2) For the purposes of Clause 72.(1) two or more separate documents containing statements in identical terms each of which is signed by one or more Members shall together be deemed to constitute one document containing a statement in those terms signed by those Members on the respective days on which they signed the separate documents.

APPOINTMENT, REMOVAL AND REMUNERATION OF DIRECTORS

73. Subject to Clause 79:
  (1) The number of the Directors and the names of the first Directors shall be determined in writing by the persons specified in the application for the Company's registration under the Law as persons who consent to become Members of the Company or a majority of them.
  (2) The Company may by resolution increase or reduce the number of Directors.
  (3) It shall not be necessary for any Director to hold any share qualification.

74. Subject to Clause 79, the Directors may at any time appoint any person to be a director, either to fill a casual vacancy or as an addition to the existing Directors, but so that the total number of Directors does not at any time exceed the number determined in accordance with this Constitution.

75. Subject to Clause 79, the Company may by resolution remove any director, and may by resolution appoint another person in his stead.

76. Subject to Clause 79, a director appointed under any of Clauses 73, 74 or 75 shall hold office until he dies, or until his office becomes vacant by virtue of the Law, the SIS Act or this Constitution.

77. (1) The Directors shall be paid such remuneration as is from time to time determined by the Company in general meeting.
  (2) The remuneration shall be deemed to accrue from day to day.
  (3) The Directors may also be paid all travelling and other expenses properly incurred by them in attending and returning from meetings of the Directors or any committee of the Directors or general meetings of the Company or otherwise in connection with the business of the Company.
  (4) If any Director is called upon to perform extra services or to make any special exertion in going or residing abroad or otherwise for any of the purposes of the Company, subject to the Law the Company may pay additional remuneration or provide benefits to that Director as the Directors determine.

78. In addition to the circumstances in which the office of a director becomes vacant by virtue of the Law and the SIS Act, the office of a Director becomes vacant if the Director:
  (1) becomes of unsound mind or a person whose person or estate is liable to be dealt with in any way under the law relating to mental health;
  (2) resigns office by notice in writing to the Company; or
  (3) is absent without the consent of the Directors from meetings of the Directors held during a period of six months.

COMPANY AS TRUSTEE OF A SUPERANNUATION FUND

79. (1) Notwithstanding anything contained in this Constitution to the contrary, the following Clauses shall apply where the Company acts, and while the Company continues to act, as the trustee of a superannuation fund (the "Fund") which is:
    (a) an employer-sponsored fund: and
    (b) not a public offer superannuation fund; and

  which is required by the SIS Act to comply with the basic equal representation rules as defined in that Act.
  (2) The board of Directors of the Company shall consist of equal numbers of employer representatives and member representatives, appointed in accordance with the election procedures that apply to the Fund.
  (3) A director may be removed from office in accordance with the procedure specified in the election and removal of Directors procedures that apply to the Fund.

POWERS AND DUTIES OF DIRECTORS

80. (1) Subject to the Law and to any other provision of this Constitution, the business of the Company shall be managed by the Directors, who may pay all expenses incurred in promoting and forming the Company, and may exercise all such powers of the Company as are not, by the Law or by this Constitution, required to be exercised by the Company in general meeting.
  (2) Without limiting the generality of Clause 80.(1), the Directors may exercise all the powers of the Company to borrow money, to charge any property or business of the Company or all or any of its uncalled capital and to issue debentures or give any other security for a debt, liability or obligation of the Company or of any other person.
  (3) If the Company is a wholly owned subsidiary of a holding company, the Directors may act in the best interests of that holding company.

81. (1) The Directors may, by power of attorney, appoint any person or persons to be the attorney or attorneys of the Company for such purposes, with such powers, authorities and discretions (being powers, authorities and discretions vested in or exercisable by the Directors), for such period and subject to such conditions as they think fit.
  (2) Any such power of attorney may contain such provisions for the protection and convenience of persons dealing with the attorney as the Directors think fit and may also authorise the attorney to delegate all or any of the powers, authorities and discretions vested in him.

82. All cheques, promissory notes, bankers drafts, bills of exchange and other negotiable instruments, and all receipts of money paid to the Company, shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, where there is one Director, by that Director, and where there are two or more Directors by any 2 Directors or in such other manner as the Directors determine.

83. If the Directors or any of them or any person become or about to become personally liable for the payment of any sum due from the Company, the Directors may execute or cause to be executed any mortgage, charge, bill of sale or security over or affecting the whole or any part of the assets of the Company in order to secure the Directors or persons so becoming liable from any loss in respect of such liability.

PROCEEDING OF DIRECTORS

84. (1) The Directors may meet together for the dispatch of business and adjourn and otherwise regulate their meetings as they think fit.

(2) Where there are 2 or more Directors, a director at any time, and a secretary shall on the requisition of a director, convene a meeting of the Directors. Notice of every Director's meeting shall be given to each director and alternate director who is within Australia.

(3) Without limiting the discretion of the Directors to regulate their meetings under Clause 84.(1), a meeting of Directors for the purposes of this Clause may be a standing one. A Director may only withdraw his consent within a reasonable time before the meeting of Directors.

(4) Notwithstanding that the Directors are not present together in one place at the time a meeting of Directors held using technology, a resolution passed by such a meeting will be deemed to have been passed at a meeting of the Directors held on the day on which and at the time at which it was held.

(5) The provisions of this Constitution relating to proceedings of Directors apply to a meeting of Directors held using technology to the extent that they are capable of applying, and with the necessary changes.

(6) A Director present at the commencement of a meeting of Directors held using technology will be conclusively presumed to have been present and, subject to other provisions of this Constitution, to have formed part of the quorum throughout the meeting.

(7) Any minutes of a meeting of Directors held using technology purporting to be signed by the chairman of that conference or by the chairperson of the next succeeding meeting of Directors will be sufficient evidence of the observance of all necessary formalities regarding the convening and conduct of the meeting.

(8) When by the operation of Clause 84.(4) a resolution is deemed to have been passed at a meeting of the Directors, that meeting will be deemed to have been held at such place as is determined by the chairman of the relevant meeting, provided that at least one of the Directors who took part in the meeting was at such place for the duration of the meeting.

85. At a meeting of Directors, the number of Directors whose presence is necessary to constitute a quorum is:

(1) where the Company acts, and while the Company continues to act, as trustee of a superannuation fund referred to in Clause 79 (the "Fund"), such number as is required to comply with the SIS Act or as is otherwise applicable to the Fund; or

(2) where there are 2 or more Directors, such number as is determined by the Directors and, unless so determined is 2.

86. A Director or Alternate Director interested in a contract or arrangement within the meaning of Clause 89 shall be counted in a quorum not withstanding his interest.

87. (1) Where there is one Director, that Director may pass a resolution of Directors by recording the resolution and signing the record.

(2) Where there is one Director, that Director may make a declaration by recording the declaration and signing the record.

88. (1) Subject to this Constitution, questions arising at a meeting of 2 or more Directors shall be decided by a majority of votes of Directors present and voting and any such decision shall for all purposes be deemed a decision of the Directors.

(2) In case of an equality of votes, the chairman of the meeting, has a casting vote in addition to any vote he may have in his capacity as a Director.

(3) Notwithstanding anything in this constitution to the contrary, where the Company is acting as the trustee of a superannuation fund in the circumstances referred to in Clause 79, questions arising at a meeting of Directors shall be decided by a majority of votes of two-thirds of the Directors, whether present at a meeting or not and the chairman of the meeting does not have a casting vote. For this purpose, an Alternate Director who is attending the meeting in substitution for a Director who is not present at the meeting, shall be regarded as being a Director.

89. (1) No Director shall be disqualified by his office from holding any other office or place of profit under the Company or from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or arrangement entered into by or on behalf of the Company in which any Director shall be in any way interested be avoided, nor shall any Director be liable to account to the Company for any profit arising from such office or place of profit or realised by any such contract or arrangement by reason only of such Director holding that office or of the fiduciary relationship thereby established, but where there are 2 or more Directors of the Company the nature of a director's interest must be disclosed by him in any manner required by the Law.

(2) A Director may as a director vote in respect of any contract arrangement in which he is interested in the manner described in Clause 89.(1). A Director may affix the Seal or be appointed to sign on behalf of the Company a document evidencing a contract or arrangement in which the Director is interested shall not in any way affect the validity of the document.

90. Subject to Clause 79;

(1) A Director may, with the approval of the other Directors, appoint a person (whether a Member of the Company or not) to be an alternate director in his place during such period as he thinks fit.

(2) An alternate director is entitled to notice of meetings of the Directors and, if the appointor is not present at such a meeting, is entitled to attend and vote in his stead. If the alternate director is already a Director of the Company he shall be entitled to vote on his own behalf as well as on behalf of the Director appointing him, but for the purpose of determining whether a quorum is present, he shall be counted only once.

(3) An alternate director may exercise any powers that the appointor may exercise and the exercise of any such power by the alternate director shall be deemed to be the exercise of the power by the appointor.

(4) An alternate director is not required to have any share qualifications.

(5) The appointment of an alternate director may be terminated at any time by the appointor notwithstanding that the period of the appointment of the alternate director has not expired, and terminates in any event if the appointor vacates office as a Director.

(6) An appointment, or the termination of an appointment, of an alternate director shall be effected by a notice in writing signed by the Director who makes or made the appointment and served on the Company.

91. (1) In the event of a vacancy or vacancies in the office of a Director or offices of Directors, any remaining Directors may act but, if the number of remaining Directors is not sufficient to constitute a quorum at a meeting of Directors, they may act only for the purpose of increasing the number of Directors to a number sufficient to constitute such a quorum or of convening a general meeting of the Company.

(2) In the event of death, bankruptcy or mental incapacity of a sole director who is also the sole Member of the company, any personal representative, trustee or trustee in bankruptcy of the former director who is duly appointed to administer the former director's estate or property may appoint a person (including himself) as a director of the Company.

92. (1) The Directors shall elect one of their number as a chairman of their meetings and may determine the period for which he is to hold office.

(2) Where such a meeting is held and:

(a) a chairman has not been elected as provided by Clause 92.(1), or

(b) the chairman is not present within 10 minutes after the time appointed for the holding of the meeting or is unwilling to act, for all or part of the meeting

the Directors present shall elect one of their number to be a chairman of the meeting (or part of it).

93. Where there are 2 or more Directors:

(1) The Directors may delegate any of their powers to a committee of Directors, a Director, an employee of the Company or any other person.

(2) A delegate under Clause 93.(1) must exercise the powers delegated in accordance with any directions of the Directors and the exercise of any of those powers is as effective as if the Directors had exercised them.

(3) The members of a committee delegated powers under Clause 93.(1) may elect one of their number as chairman of their meetings.

(4) Where such a meeting is held and:

(a) a chairman has not been elected as provided by Clause 93.(3); or

(b) the chairman is not present within 10 minutes after the time appointed for the holding of the meeting or is unwilling to act for all or part of the meeting,

the members present may elect one of their number to be chairman of the meeting (or part of it).

(5) A committee may meet and adjourn as it thinks proper.

(6) Questions arising at a meeting of a committee shall be determined by a majority of votes, of the committee members present and voting.

(7) In the case of an equality of votes, the chairman, has a casting vote in addition to any vote he may have in his capacity as a committee member.

94. (1) If all the Directors entitled to vote on a resolution have signed a document containing a statement that they are in favour of that resolution of the Directors in terms set out in the document, a resolution in those terms shall be deemed to have been passed at a meeting of the Directors held on the day on which the document was signed and at the time at which the document was last signed by a director or, if the Directors signed the document on different days, on the day on which, and at the time at which, the document was last signed by a director.

(2) For the purposes of Clause 94.(1), two or more separate documents containing statements in identical terms each of which is signed by one or more Directors shall together be deemed to constitute one document containing a statement in those terms signed by those directors on the respective days on which they signed the separate documents.

95. All acts done by any meeting of the Directors or of a committee of directors or by any person acting as a director are, notwithstanding that it is afterwards discovered that there was some defect in the appointment of a person to be a director or a member of the committee, or to act as, a director, or that a person so appointed was disqualified, as valid as if the person had been duly appointed and was qualified to be a director or to be a member of the committee.

96. Notwithstanding anything contained in this Constitution to the contrary, where the Company acts, and while the Company continues to act, as the trustee of a superannuation fund referred to in Clause 79 (the "Fund"), the Directors shall convene meetings and the voting rights at those meetings shall be exercised in accordance with the SIS Act or otherwise in accordance with the procedures applicable to the Fund.

MANAGING DIRECTOR AND GOVERNING DIRECTOR

97. (1) The Directors may from time to time appoint one or more of their number to the office of managing director for such period and on such terms as they think fit, and subject to the terms of any agreement entered into in a particular case, may revoke any such appointment.

(2) The appointment of any such managing director shall automatically terminate if he ceases from any cause to be a Director.

98. A managing director shall, subject to the terms of any agreement entered into in a particular case, receive such remuneration (whether by way of salary, commission or participation in profits, or partly in one way and partly in another) as the Directors determine.

99. (1) The Directors may, upon such terms and conditions and with such restrictions as they think fit, confer upon a managing director any of the powers exercisable by them.

(2) Any powers so conferred may be concurrent with, or be to the exclusion of, the powers of the Directors.

(3) The Directors may at any time withdraw or vary any of the powers so conferred on a managing director.

100. (1) The Company may from time to time by ordinary resolution passed at a general meeting appoint one of their number to the office of governing director.

(2) For as long as a governing director holds office, all powers, authorities and discretions vested in the Directors by the Law or this Constitution will be vested in the governing director alone.

(3) For so long as a governing director holds office, all other Directors for the time being of the Company (including any managing director appointed under Clause 97) will:

(a) exercise only such powers as the governing director may confer on them; and

(b) be subject to the control of the governing director.

(4) For so long as a governing director is a Director, he will be the chairman of the Directors and the chairman of every meeting of the Members of the Company.

ASSOCIATE DIRECTORS

101. (1) The Directors may from time to time appoint any person to be an associate director and may from time to time terminate any such appointment. A person so appointed is not required to hold any shares to qualify him for the appointment.
(2) The Directors may from time to time determine the powers, duties and remuneration of any person so appointed.
(3) Except by the invitation and with the consent of the Directors, an associate director does not have any right to attend or vote at any meeting of Directors.

SECRETARY

102. A secretary of the Company holds office on such terms and conditions, as to remuneration and otherwise, as the Directors determine.

EXECUTION OF DOCUMENTS

103. (1) If the Company has a Seal, the Directors shall provide for the safety custody of the Seal.
(2) The Seal shall be used only by the authority of the Directors, or of a committee of the directors authorised by the Directors to authorise the use of the seal.
(3) The Company may execute a document using a Seal if the Seal is affixed to the document and the affixing of the Seal is witnessed by:
(a) 2 Directors;
(b) a Director and a Secretary;
(c) a Director and another person appointed by the Directors for this purpose; or
(d) if the Company has a sole Director who is also the sole Secretary, that Director.
(e) if the Company has a sole Director and no Secretary, that Director.
(4) The Company may execute a document without using a Seal if the document is signed by:
(a) 2 Directors;
(b) a Director and a Secretary;
(c) a Director and another person appointed by the Directors for this purpose; or
(d) if the Company has a sole Director who is also the sole Secretary, that Director.
(e) if the Company has a sole Director and no Secretary, that Director.

INSPECTION OF RECORDS

104. (1) The Company will keep such accounting and other records of the business of the Company as it is required to keep by the Law.
(2) The Company will send such documents to such persons as are required by Section 314 and 316 of the Law.
(3) The Directors shall determine whether and to what extent, and at what time and places and under what conditions, the accounting records and other documents of the Company or any of them will be open to the inspection of Members other than Directors, and a Member other than a Director does not have the right to inspect any document of the Company except as provided by law, as provided in this Constitution or as authorised by the Directors or by the Company in general meeting.

105. (1) The Directors will cause minutes of:
(a) all proceedings and resolutions of meetings of the Company's Members;
(b) all proceedings and resolutions of meetings of the Directors, including meetings of committees of Directors;
(c) all resolutions passed by Members without a meeting;
(d) all resolutions passed by the Directors without a meeting; and
(e) where there is one Director, all declarations made by the Director,
to be duly entered in books kept for that purpose in accordance with the Law.
(2) Books containing the minutes of proceedings of meetings of the Company's Members and resolutions passed by Members without a meeting in accordance with Clause 72 will be open for inspection by any Member without charge.

106. The Register of Members, the Register of Options and the Register of Debenture Holders will be open for inspection by any Member, a registered option holder or a registered debenture holder without charge.

DIVIDENDS AND RESERVES

107. (1) The Directors (without the sanction of a general meeting), or a general meeting on the recommendation of the Directors, may declare a dividend whether interim or final to be paid to the Members out of profits according to the Member's rights and interests in the profits at the time of entitlement to dividend, subject to Clause 107.(4)
(2) A general meeting shall not declare a larger dividend than is recommended by the Directors.
(3) The Directors may in their discretion declare and pay or recommend such dividends as in their opinion the position of the Company justifies. The Directors may fix the time for payment of a dividend and if no time is so fixed the dividend shall be payable forthwith upon its declaration.
(4) Where at any time there is more than one class of share on issue, then subject to the rights applicable to the shares concerned, dividends whether interim or otherwise may be declared and paid at different rates for different classes of shares and may be declared and paid on the shares of any one or more class or classes of shares to the exclusion of the shares of any other class or classes of shares provided that the shares comprising a particular class of shares shall as between those shares participate in any such dividends declared equally.

108. Interest is not payable by the Company in respect of any dividend.

109. (1) The Directors may, before declaring or recommending any dividend, set aside out of the profits of the Company such sums as they think proper as reserves, to be applied, at the discretion of the Directors, for any purpose for which the profits of the Company may be properly applied.

(2) Pending any such application, the reserves may, at the discretion of the Directors, be used in the business of the Company or be invested in such investments as the Directors think fit.

(3) The Directors may carry forward so much of the profits remaining as they consider ought not to be distributed as dividends without transferring those profits to a reserve.

110. (1) Subject to the rights of persons (if any) entitled to shares with special rights as to dividend, all dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect of which the dividend is paid.

(2) All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the shares during any portion or portions of the period in respect of which the dividend is paid but, if any share is issued on terms providing that it will rank for dividend as from a particular date, that share ranks for dividend accordingly.

(3) An amount paid or credited as paid on a share in advance of a call shall not be taken for the purposes of this Clause to be paid or credited as paid on the share.

111. The Directors may deduct from any dividend payable to a Member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise in relation to shares in the Company.

112. (1) The Directors or any general meeting declaring a dividend may, by resolution, direct payment of the dividend wholly or partly by the distribution of specific assets, including paid up shares in, or debentures of, any other corporation, and the Directors shall give effect to such a resolution.

(2) Where a difficulty arises in regard to such a distribution, the Directors may settle the matter as they consider expedient and fix the value for distribution of the specific assets or any part of those assets and may determine that cash payments will be made to any Members on the basis of the value so fixed in order to adjust the rights of all parties, and may vest any such specific assets in trustees as the Directors consider expedient.

113. (1) Any dividend, interest or other money payable in cash in respect of shares may be paid in any manner as determined by the Directors including:

(a) directly crediting the account nominated by the Member from time to time; or

(b) by cheque sent through the post directed to:

(i) the address of the holder as shown in the register of Members, or in the case of joint holders, to the address shown in the register of Members as the address of the joint holder first named in that register; or

(ii) to such other address as the holder or joint holders in writing directs or direct.

(2) Any one of 2 or more joint holders may give effectual receipts for any dividends, interest or other money payable in respect of the shares held by them as joint holders.

CAPITALISATION OF PROFITS

114. (1) Subject to Clause 114.(2) and the Law, the Company in general meeting may resolve that it is desirable to capitalise any sum, being the whole or part of the amount for the time being standing to the credit of any reserve account or the profit and loss account or otherwise available for distribution to Members, and that that sum be applied, in any of the ways mentioned in Clause 114.(3), for the benefit of Members in the proportions to which those Members would have been entitled in a distribution of that sum by way of dividend.

(2) The Company shall not pass a resolution as mentioned in Clause 114.(1) unless the resolution has been recommended by the Directors.

(3) The ways in which a sum may be applied for the benefit of Members under Clause 114.(1) are:

(a) in paying up any amounts unpaid on shares held by Members;

(b) in paying up in full unissued shares or debentures to be issued to Members as fully paid; or

(c) partly as mentioned in paragraph (a) and partly as mentioned in paragraph (b).

(4) The Directors shall do all things necessary to give effect to the resolution and, in particular, to the extent necessary to adjust the rights of the Members among themselves, may:

(a) issue fractional certificates or make cash payments in cases where shares or debentures become issuable in fractions; and

(b) authorise any person to make, on behalf of all the Members entitled to any further shares or debentures upon the capitalisation, an agreement with the Company providing for the issue to them, credited as fully paid up, of any such further shares or debentures or for the payment up by the Company on their behalf of the amounts or any part of the amounts remaining unpaid on their existing shares by the application of their respective proportions of the sum resolved to be capitalised;

and any agreement made under an authority referred to in paragraph (b) is effective and binding on all the Members concerned.

NOTICES

115. (1) A notice may be given by the Company to any Member either:

(a) by serving it on him personally;

(b) by sending it by post to him at the address shown in the register of Members or the address supplied by the Member for the purposes of serving notices on the Member; or

(c) by sending it by facsimile transmission to a facsimile number nominated by the Member for the purpose of serving notices on the Member.

(2) Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, prepaying, and posting a letter containing the notice and to have been effected in the case of a notice of a meeting, on the day after the date of its posting and, in any other case, at the time at which the letter would be delivered in the ordinary course of post.

(3) Where a notice is sent by facsimile, service of the notice shall be deemed to be served on receipt by the Company of a transmission report confirming successful transmission.

(4) A notice may be given by the Company to the joint holders of a share by giving the notice to the joint holder first named in the register of Members in respect of the share.

(5) A notice may be given by the Company to a person entitled to a share in consequence of the death or bankruptcy of a Member by serving it on him personally or by sending it to him by post addressed to him by name, or by the title of representative of the deceased or assignee of the bankrupt, or by any like description, at the address (if any) within Australia supplied, at the address to which the notice might have been sent if the death or bankruptcy had not occurred.

WINDING UP

116. (1) If the Company is wound up, the liquidator may, with the sanction of a special resolution, divide among the Members in kind the whole or any part of the property of the Company and may for that purpose set such value as he considers fair upon any property to be so divided and may determine how the division is to be carried out as between the Members or different classes of Members, subject to the rights of holders of shares issued with special rights on winding up of the Company.

(2) The liquidator may, with the sanction of a special resolution, vest the whole or any part of any such property in trustees upon such trusts for the benefit of the contributories as the liquidator thinks fit, but so that no Member is compelled to accept any shares or other securities in respect of which there is any liability.

INDEMNITY

117. (1) To the extent permitted by law, the Company:

(a) indemnifies every person who is, or has been, a Director or Secretary; and

(b) may, by deed, indemnify or agree to indemnify a person who is, or has been an Officer of a Group Company,

against a liability incurred by that person, in his or her capacity as such a Director, Secretary or Officer, to another person provided that liability is not:

(c) an Excluded Liability; or

(d) a liability for legal costs and expenses.

(2) To the extent permitted by law, the Company:

(a) indemnifies every person who is, or has been, a Director or Secretary; and

(b) may, by deed, indemnify or agree to indemnify a person who is, or has been, an Officer of a Group Company,

against legal costs and expenses (other than Excluded Legal Costs) incurred by that person in defending Proceedings for a liability incurred by that person in his or her capacity as such a Director, Secretary or Officer.

(3) To the extent permitted by law, the Company may make a payment (either by way of advance, loan or otherwise) to a Director or Secretary for the legal costs and expenses incurred by him or her in defending Proceedings for a liability incurred in his or her capacity as a Director or Secretary provided that:

(a) the legal costs and expenses are not Excluded Legal Costs at the time the payment is made; and

(b) the Director or Secretary is obliged to repay the legal costs and expenses to the extent that they become Excluded Legal Costs.

(4) To the extent permitted by law, the Company may pay, or agree to pay, a premium for a contract insuring a person who is, or has been, an Officer of a Group Company against a liability:

(a) incurred by that person in his capacity as an Officer of a Group Company or in the course of acting in connection with the affairs of a Group Company or otherwise arising out of holding office as an Officer of a Group Company, provided that the liability does not arise out of conduct involving a wilful breach of duty in relation to a Group Company or a contravention of sections 182 or 183 of the Law; and

(b) for legal costs and expenses incurred by that person in defending or resisting Proceedings, whatever their outcome.

(5) In this Clause 117:

(a) the term "Excluded Legal Costs" means legal costs which the Company is prohibited from indemnifying a person against under section 199A(3) of the Law;

(b) the term "Excluded Liability" means a liability which the Company is prohibited from indemnifying a person against under section 199A(2) of the Law;

(c) the term "Group Company" means the Company or a subsidiary of the Company;

(d) the term "Officer" has the meaning in section 9 of the Law;

(e) the term "Proceedings" means any proceedings, whether civil or criminal, in which it is alleged that the person has done or omitted to do some act, matter or thing in his capacity as an Officer of a Group Company or in the course of acting in connection with the affairs of a Group Company or otherwise arising out of the person holding office as an Officer of a Group Company, including proceedings alleging that he or she was guilty of negligence, default of trust or breach of duty in relation to a Group Company.

LOANS MADE TO SHAREHOLDERS

118. (1) The Directors may, by a resolution in the form of the First Schedule, resolve to make a loan from the Company to any Member.

(2) Unless otherwise agreed, every loan made by the Company from time to time, in any period, shall be on the terms set out in the Second Schedule.

(3) Subject to this Clause 118, each Member shall, pursuant to section 140(1) of the Law, be deemed to have accepted that all loans made from time to time shall be made by the Company on the terms set out in the Second Schedule.

FIRST SCHEDULE

MINUTE BOOK

Minutes of Meeting of Directors of
See Trading Co. Pty Ltd
A.C.N. 115 411 704

HELD AT:

PRESENT: (Chairman)

QUORUM: The chairman noted that a quorum was present at the meeting comprising directors entitled to vote on the proposed resolutions.

RESOLUTION: IT WAS RESOLVED that a loan be made to [Name of Member] on the terms set out in the Second Schedule.

CLOSURE: There being no further business, the meeting was then terminated.

Signed as a true and correct record.

signed ....

dated ....

SECOND SCHEDULE

LOAN FACILITY AGREEMENT

LOAN FACILITY AGREEMENT made at on .

PARTIES

BETWEEN: **See Trading Co. Pty Ltd** **(The "Lender")**
ACN 115 411 704

AND: **The member or members as determined by a resolution in the form shown in the First Schedule.** **("Borrower")**

RECITALS:

A. The Lender has agreed to provide a loan facility to the Borrower in accordance with this Agreement.

THE PARTIES AGREE:

DEFINITIONS AND INTERPRETATION

1. **Definitions**

In this Agreement, unless the context or subject matter otherwise require:

"Act" means the *Income Tax Assessment Act* 1936 and 1997, as amended, consolidated, re-written or re-enacted from time to time, and includes any regulations made pursuant to that Act;

"Advance" means any advance or loan made to the Borrower by the Lender after the date of this Agreement;

"Agreement" means this loan facility agreement (including the recitals);

"Authorised Representative" means:

(a) in respect of a party which is a corporation:

(i) a company secretary or director or any officer of the corporation whose title or office includes the words "manager" or "director"; or

(ii) a person acting with the title or in the office of manager or director; and

(b) in respect of each party, a solicitor of that party or a person nominated by Notice to the other party as an authorised representative;

"Claim" means, in relation to a person, a claim, demand, remedy, suit, damage, loss, cost, liability, action, proceeding, right of action, claim for compensation or reimbursement or liability incurred by or to be made or recovered by or against the person, however arising and whether ascertained or unascertained, or immediate, future or contingent;

"Controller" has the meaning given in section 9 of the Corporations Act;

"Due Date" in relation to an Advance, is defined in clause 3.

"Insolvency Provision" means any law relating to insolvency, sequestration, liquidation or bankruptcy (including any law relating to the avoidance of conveyances in fraud of creditors or of preferences and any law under which a liquidator or trustee in bankruptcy may set aside or avoid transactions) and any provision of any agreement, arrangement or scheme, formal or informal, relating to the administration of any of the assets of any person.

"Interest Rate", in relation to a year, is defined in clause 5;

"Jurisdiction" means the state/territory of **New South Wales**;

"Notice" means a written notice, consent, approval, direction, order or other communication;

"Obligation" means any legal, equitable, contractual, statutory or other obligation, agreement, covenant, commitment, duty, undertaking or liability;

"Outstanding Balance" means, on any day, the aggregate of all money owing or payable actually or contingently by the Borrower to the Lender under this Agreement on that day;

"Principal Sum" means the total of all Advances made by the Lender to the Borrower;

"Term", in relation to an Advance, is defined in clause 3;

"Year" means the Lender's year of income as defined in the Act.

2. **Interpretation**

In the interpretation of this Agreement, unless the context or subject matter otherwise require:

(a) singular includes plural and vice versa;

(b) any gender includes every gender;

(c) a reference to a person includes corporations, trusts, associations, partnerships, a Government Authority, and other legal entities, and where necessary, include successor bodies;

(d) references to months are references to calendar months;

(e) headings and the table of contents are used for convenience only and are to be disregarded in the interpretation of this Agreement;

(f) a reference to a party includes that party's executors, administrators, substitutes, successors and permitted assigns.

REPAYMENT OF ADVANCES

3. **Term and Due Date**

(a) The Term for each Advance under this Agreement shall be the maximum term, as defined in section 109N(3)(b) of the Act or any regulations made thereunder, for an Advance of that kind.

(b) The parties acknowledge that unless and until section 109N(3)(b) is amended, or any regulations are made thereunder, the maximum term is 7 years for any Advance.

(c) The Term for each Advance shall be deemed to have commenced on the date the Advance was made, and the Due Date for each Advance shall be one business day before the date on which the Term expires.

4. **Repayment**

Each Advance shall be repaid in full, with interest, by its Due Date.

INTEREST AND YEARLY REPAYMENTS

5. **Interest Rate**

(a) The Interest Rate must be determined afresh at the beginning of each Year, but thereafter remains constant throughout the Year.

(b) The Interest Rate for a Year shall be the benchmark interest rate, as defined in section 109N(2) of the Act or any regulations made thereunder.

(c) The parties acknowledge that unless and until section 109N(2) of the Act is amended, or any regulations are made thereunder, the benchmark interest Rate is the Indicator Lending Rates - Bank variable housing loans interest Rate last published by the Reserve Bank of Australia before the start of the Year.

6. **Interest Free Period**

An Advance shall be free of interest until the end of the Year in which it is made.

7. **Accrual of Interest**

Interest shall be calculated daily by applying the Interest Rate to the Outstanding Balance (less any Advances made during the current Year). Interest shall become payable on the last day of each Year.

8. **Yearly Repayments**

(a) The Borrower shall make one repayment in respect of the entire Outstanding Balance on or before the last day of each Year. The amount of this repayment shall be the minimum amount necessary to prevent the Outstanding Balance being treated as a dividend by reason of section 109E of the Act.

(b) The parties acknowledge that unless and until section 109E of the Act is amended, or any regulations are made thereunder, the amount referred to in paragraph (a) above is the minimum yearly repayment worked out in accordance with section 109E(6) of the Act.

DEFAULT

9. **Events of Default**

At the option of the Lender, the Outstanding Balance shall become immediately due and payable by the Borrower to the Lender notwithstanding any previous delay or waiver by the Lender, if:

(a) the Borrower does not pay any money payable under this Agreement as and when it falls due;

(b) the Borrower is in breach of any provision of this Agreement;

(c) the Borrower is unable to pay its debts or certifies that it is unable to pay its debts as and when they fall due;

(d) a receiver, manager, receiver and manager, trustee, administrator, Controller or similar officer is appointed in respect of the Borrower;

(e) a liquidator or provisional liquidator is appointed in respect of any corporate Borrower;

(f) any application (not being an application withdrawn or dismissed within 7 days) is made to a court for an order, or an order is made, or a meeting is convened, or a resolution is passed, for the purpose of:

 (i) appointing a person referred to in clause 9.(d) or 9.(e);

 (ii) winding up a corporate Borrower; or

 (iii) proposing or implementing a scheme of arrangement in respect of a corporate Borrower;

(g) any event or conduct occurs which would enable a court to grant a petition, or an order is made, for the bankruptcy of a Borrower who is an individual or their estate under any Insolvency Provision;

(h) a moratorium of any debts of a Borrower or an official assignment or a composition or an arrangement (formal or informal) with a Borrower's creditors or any similar proceeding or arrangement by which the assets of a Borrower are subject conditionally or unconditionally to the control of a Borrower's creditors is ordered, declared or agreed to or is applied for and the application is not withdrawn or dismissed within 7 days;

(i) a Borrower becomes, or admits in writing that it is, or is declared to be, or is deemed under any applicable law to be, insolvent or unable to pay its debts;

(j) any distress, execution or sequestration or other process is levied or enforced upon or any order is made against the property and assets of the Borrower and is not paid out, removed or discharged within 7 days.

(k) a Borrower dies;

(l) a Borrower creates a purpose to assign or create any charge, pledge or lien over the property the subject of any security of any part thereof without the prior consent of the Lender.

10. **Default Charge**

Where the Borrower does not pay an amount payable under this Agreement when it is due, the Borrower will pay to the Lender interest on that overdue amount calculated at the Interest Rate on daily balances from the day the amount fell due and was unpaid to the day it is paid.

11. **Remedy Default**

The Lender may, if it thinks fit, remedy any default of the Borrower and the Borrower agrees to repay on demand any sum expended to paid to make good such default and such sum shall bear interest at the Interest Rate.

REPRESENTATIONS AND WARRANTIES

12. **Representations and Warranties**

The Borrower represents and warrants to the Lender that:

(a) **(Power)** it has full legal capacity and power to enter into, exercise its rights and perform its obligations under this Agreement;

(b) **(Authorisation)** all conditions and things required by applicable law to be fulfilled or done in order:

(i) to enable it lawfully to enter into, and exercise its rights and perform its obligations under, this Agreement;

(ii) to ensure that its obligations under this Agreement rank and will continue to rank at all times in accordance with paragraph (d) below; and

(iii) to make this Agreement admissible in evidence in the courts in this Jurisdiction;

have been fulfilled or done;

(c) **(Obligations Binding)** this Agreement constitutes its valid and legally binding obligations, enforceable against it in accordance with their respective terms except to the extent limited by equitable principles and laws affecting creditors' rights generally;

(d) **(Ranking of Obligations)** its payment obligations under this Agreement rank and will continue to rank at all times at least equally with all its other present and future unsecured payment obligations (including, without limitation, contingent obligations), other than those which are mandatorily preferred by law;

(e) **(No Litigation)** no litigation, arbitration or administrative proceedings are taking place, pending or, to the knowledge of the Borrower, threatened against it or any of its property which, if adversely determined, could have, either separately of in aggregate, a material adverse effect on it;

BORROWER'S UNDERTAKINGS

13. The Borrower shall:

(a) **(Information)** provide the Lender upon request and, in any event, within five business days of request, with any information relating to the financial condition, business, assets and affairs of itself, as the Lender may reasonably request;

(b) **(Records)** keep proper financial records and permit the Lender or its representatives to examine and take copies of those financial records and all other documents relating to its finances at all times;

(c) **(Comply with Applicable Law)** comply with all applicable law including, without limitation, by paying when due all taxes to which it or its assets are assessed or liable except to the extent that these are being diligently contested in good faith and by appropriate procedures and the Borrower has made adequate reserves for them;

(d) **(Authorisations)** obtain, maintain and comply with any conditions attaching to any authorisations which it requires to carry out the transactions contemplated by, and to ensure the validity, enforceability and admissibility in evidence of, this Agreement;

(e) **(Notice of Litigation)** give the Lender prompt notice of any litigation, arbitration or administrative proceedings affecting it or any of its property which, if adversely determined, could have, either separately or in the aggregate, an adverse effect on it.

COSTS

14. The Borrower shall pay to the Lender all stamp duty payable on or in respect of this Agreement, all legal and other costs, charges and expenses incurred or paid by the Lender relating to the negotiation, preparation, execution and enforcement of this Agreement.

ASSIGNMENT

15. **Assignment and consent**

No party shall be entitled to assign its rights or obligations under this Agreement without the prior written consent of the other parties, which consent may be given or withheld, or given on conditions, in the absolute discretion of the other parties.

16. **Continuation of liabilities**

After an assignment:

(a) the assignor remains principally liable jointly and severally with the assignee for the performance and observance of all obligations assigned to the assignee; and

(b) the assignor shall procure the assignee to enter into a deed in which the assignee covenants to be bound by this Agreement, including (without limitation) this clause.

NOTICES

17. **Form of Notices**

Notices given under this Agreement shall be:

(a) in writing; and

(b) signed by the party giving the Notice or by that party's Authorised Representative.

18. **Method and address for giving Notices**

Notices must be either:

(a) delivered by hand;

(b) posted by pre-paid security or certified mail; or

(c) transmitted by facsimile.

JURISDICTION

19. This Agreement shall be governed by and construed in accordance with the laws of the Jurisdiction, and each party irrevocably submits to the non-exclusive jurisdiction of the courts of the Jurisdiction for the purpose of any such action, suit or proceeding.

GENERAL PROVISIONS

20. **Variations**

No variation of this Agreement nor consent to a departure by a party from a provision, shall be of effect unless it is in writing, signed by the parties or (in the case of a waiver) by the party giving it. Any such variation or consent shall be effective only to the extent to or for which it may be made or given.

21. **Waiver**

The non-exercise of or delay in exercising a right of a party shall not operate as a waiver of that right, nor does a single exercise of a right preclude another exercise of it or the exercise of other rights. A right may only be waived by Notice, signed by the party (or its Authorised Representative) to be bound by the waiver.

22. **Liability of parties**

If a party consists of more than one person:

(a) an obligation of those parties is a joint obligation of all of them and a several obligation of each of them;

(b) a right given to those parties is a right given jointly and severally to each of them, and if exercised by one of them, is deemed to be exercised jointly; and

(c) a representation, warranty or undertaking made by those parties is made by each of them.

23. **Warranty of authority**

Each person signing this Agreement on behalf of another person warrants that so far as he or she is aware he or she has the authority to do so.

SIGNATURES

I/We, the person(s) specified in the application for the Company's registration as a person who consents to become a Member of the Company, agree to the terms of the foregoing Constitution.

Member's Signatures	Witness Signatures
Adrian Julius SEE	
Li ZHANG	